EXHIBIT 6


                CERTAIN INFORMATION REGARDING NATIONSBANK CORPORATION

          NationsBank Corporation is a registered bank holding company incorporated under the laws of the State of North Carolina. The address of its principal executive office is NationsBank Corporation Center, Charlotte, North Carolina 28255. The following table sets forth the name, residence or business address, present occupation or employment of each director and executive officer of NationsBank Corporation, along with the name, principal business and address of any corporation or other organization in which such employment is conducted:

                                                      OCCUPATION OR EMPLOYMENT
                               BUSINESS (B) OR       NAME OF EMPLOYER, BUSINESS
             NAME               RESIDENCE (R)         OF EMPLOYER, ADDRESS OF
                                   ADDRESS                         EMPLOYER


          DIRECTORS

      Ronald W. Allen     (B)   Hartsfield Atlanta  Chairman of the Board,
                                Int. Airport,       President and Chief
                                Atlanta, GA  30320  Executive Officer, Delta
                                                    Air Lines, Inc., an air
                                                    transportation company,
                                                    Hartsfield Atlanta Int.
                                                    Airport,
                                                    Atlanta, GA  30320


      William M.          (B)   6100 Fairview Road  Chairman of the Board,
      Barnhardt                 Suite 970           Southern Webbing Mills,
                              Charlotte, NC  28210  Inc., a textile
                                                    manufacturing firm, 6100
                                                    Fairview Road,
                                                    Suite 970, Charlotte, NC
                                                    28210


      Thomas M. Belk      (B)   2801 West Tyvola    President, Belk Stores
                                Road                Services, Inc., a service
                             Charlotte, NC  28217-  company for Belk Department
                             4500                   Stores, 2801 West Tyvola
                                                    Road,
                                                    Charlotte, NC  28217-4500

      Thomas E. Capps     (B)   Post Office Box     Chairman of the Board and
                                26532               Chief Executive Officer,
                                Richmond, VA  23261 Dominion Resources, Inc.,
                                                    an electric utility holding
                                                    company, Post Office
                                                    Box 26532, Richmond, VA
                                                    23261

      R. Eugene           (B)   6 Skidway Village   Retired Chairman of the
      Cartledge                 Walk                Board and Chief Executive
                                Suite 203B          Officer, Union Camp
                                Savannah, GA  31411 Corporation, a manufacturer
                                                    of paper products, 6
                                                    Skidway Village Walk,
                                                    Suite 203B, Savannah, GA
                                                    31411

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                                                      OCCUPATION OR EMPLOYMENT
                               BUSINESS (B) OR       NAME OF EMPLOYER, BUSINESS
             NAME               RESIDENCE (R)         OF EMPLOYER, ADDRESS OF
                                   ADDRESS                         EMPLOYER



      Charles W. Coker    (B)   Post Office Box     Chairman and Chief
                                160                 Executive Officer, Sonoco
                             Hartsville, SC  29550  Products Company, a
                                                    manufacturer of paper and
                                                    plastic products, Post
                                                    Office Box 160,
                                                    Hartsville, SC  29550


      Thomas G. Cousins   (B)   2500 Windy Ridge    Chairman and President,
                                Parkway             Cousins Properties, Inc., a
                             Suite 1600             real estate development
                             Marietta, GA  30067    company, 2500 Windy Ridge
                                                    Parkway, Suite 1600,
                                                    Marietta, GA  30067

      Alan T. Dickson     (B)   Suite 2000          Chairman, Ruddick
                             Two First Union        Corporation, a diversified
                             Center                 holding company,
                             Charlotte, NC  28282   Suite 2000, Two First Union
                                                    Center,
                                                    Charlotte, NC  28282

      W. Frank Dowd, Jr.  (B)   Post Office Box     Chairman of the Executive
                                35430               Committee, Charlotte Pipe &
                             Charlotte, NC  28235   Foundry Company, a
                                                    manufacturer of cast iron
                                                    and plastic pipe and
                                                    fittings, Post Office Box
                                                    35430,
                                                    Charlotte, NC  28235


      A. L. Ellis         (B)   Post Office Box     Senior Chairman,
                                1225                NationsBank of Florida,
                                Tarpon Springs, FL  N.A., a national bank,
                                33589               Post Office Box 1225,
                                                    Tarpon Springs, FL  33589


      Paul Fulton         (B)   Campus Box 3490     Dean, Kenan-Flagler
                                Carroll Hall        Business School, University
                                Chapel Hill, NC     of North Carolina,
                                27599-3490          Campus Box 3490, Carroll
                                                    Hall,
                                                    Chapel Hill, NC  27599-3490


      L. L. Gellerstedt,  (B)   Post Office Box     Chairman, Executive
      Jr.                       1375                Committee, Beers
                                Atlanta, GA  30301  Construction Company, a
                                                    general contractor, Post
                                                    Office Box 1375,
                                                    Atlanta, GA  30301

                                                      OCCUPATION OR EMPLOYMENT
                               BUSINESS (B) OR       NAME OF EMPLOYER, BUSINESS
             NAME               RESIDENCE (R)         OF EMPLOYER, ADDRESS OF
                                   ADDRESS                         EMPLOYER


      Timothy L. Guzzle   (B)   Post Office Box     Chairman of the Board and
                                111                 Chief Executive Officer,
                                Tampa, FL  33601    TECO Energy, Inc., an
                                                    electric utility holding
                                                    company,
                                                    Post Office Box 111, Tampa,
                                                    FL  33601


      E. Bronson Ingram   (B)   Post Office Box     Chairman and Chief
                                23049               Executive Officer, Ingram
                               Nashville, TN  37202 Industries Inc., a
                                                    diversified holding
                                                    company, Post Office Box
                                                    23049,
                                                    Nashville, TN  37202

      W. W. Johnson                   *             Chairman of the Executive
                                                    Committee, NationsBank
                                                    Corporation *

      Hugh L. McColl,                 *             Chairman of the Board and
      Jr.                                           Chief Executive Officer,
                                                    NationsBank Corporation *


      Buck Mickel         (B)   301 North Main      Chairman of the Board and
                                Street              Chief Executive Officer,
                             Greenville, SC  29601  R.S.I. Holdings Inc., a
                                                    holding company of
                                                    corporations involved in
                                                    distribution and textiles,
                                                    301 North Main Street,
                                                    Greenville, SC  29601


      John J. Murphy      (B)   Post Office Box     Chairman of the Board and
                                718                 Chief Executive Officer,
                                Dallas, TX  75221   Dresser Industries, Inc., a
                                                    supplier of engineered
                                                    products and services
                                                    utilized by energy-related
                                                    activities, Post Office Box
                                                    718,
                                                    Dallas, TX  75221

      John C. Slane       (B)   Post Office Box     President, Slane Hosiery
                                2486                Mills, Inc., a manufacturer
                            High Point, NC  27261  of textile products,
                                                    Post Office Box 2486,
                                                    High Point, NC  27261


      John W. Snow        (B)   Post Office Box     Chairman of the Board,
                                85629               President and Chief
                                Richmond, VA  23285 Executive Officer, CSX
                                                    Corporation, a
                                                    transportation company,
                                                    Post Office Box 85629,
                                                    Richmond, VA  23285

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                                                      OCCUPATION OR EMPLOYMENT
                               BUSINESS (B) OR       NAME OF EMPLOYER, BUSINESS
             NAME               RESIDENCE (R)         OF EMPLOYER, ADDRESS OF
                                   ADDRESS                         EMPLOYER



      Meredith R.         (R) 400 E. Franklin       Trustee and board member
      Spangler                Street                400 E. Franklin Street
                              Chapel Hill, NC       Chapel Hill, NC  27514
                              27514

      Robert H. Spilman   (B)   Post Office Box     Chairman of the Board and
                                626                 Chief Executive Officer,
                                Bassett, VA  24055 Bassett Furniture
                                                    Industries, Inc., a
                                                    furniture manufacturer,
                                                    Post Office Box 626,
                                                    Bassett, VA  24055

      William W.          (B)   Post Office Box     Chairman and Chief
      Sprague, Jr.              339                 Executive Officer, Savannah
                             Savannah, GA  31402    Foods & Industries, Inc., a
                                                    food products business,
                                                    Post Office Box 339,
                                                    Savannah, GA  31402


      Ronald Townsend     (B)   1100 Wilson         President/Gannett
                                Boulevard           Television, Gannett
                               Arlington, VA  22234 Company, Inc., a
                                                    communications company,
                                                    1100 Wilson Boulevard,
                                                    Arlington, VA  22234



      Jackie M. Ward      (B)   Building G          President and Chief
                                Fourth Floor        Executive Officer, Computer
                                5775 Peachtree-     Generation Incorporated, a
                                Dunwoody Rd.        computer software company,
                                Atlanta, GA  30342 Building G,
                                                    Fourth Floor, 5775
                                                    Peachtree-Dunwoody Rd.,
                                                    Atlanta, GA  30342


      Michael Weintraub   (B)   200 Southeast       Private investor
                                First Street
                                Miami, FL  33131

                                                      OCCUPATION OR EMPLOYMENT
                               BUSINESS (B) OR       NAME OF EMPLOYER, BUSINESS
             NAME               RESIDENCE (R)         OF EMPLOYER, ADDRESS OF
                                   ADDRESS                         EMPLOYER

      EXECUTIVE OFFICERS
        (NOT OTHERWISE
          LISTED ABOVE)


      Fredric J. Figge,               *             Chairman, Corporate Risk
      II                                            Policy, NationsBank
                                                    Corporation *


      James H. Hance,                 *             Vice Chairman and Chief
      Jr.                                           Financial Officer,
                                                    NationsBank Corporation*


      Kenneth D. Lewis                *             President, NationsBank
                                                    Corporation*

      Marc D. Oken                    *             Executive Vice President
                                                    and Principal Accounting
                                                    Officer, NationsBank
                                                    Corporation*


      James W. Thompson               *             Vice Chairman, NationsBank
                                                    Corporation*



     * NationsBank Corporation is a registered bank holding company, and the address of its principal executive office is NationsBank Corporate Center, Charlotte, North Carolina 28255 (which is the business address of such director or executive officer).

        Each of the directors and executive officers of NationsBank Corporation is a U.S. citizen. Neither NationsBank Corporation nor any of its directors and executive officers has been, during the last five years, convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or a party to a civil proceeding of a judicial or administrative body of competent jurisdiction, as a result of which any of them was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.



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